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                                                                   EXHIBIT 10.5

                             MEMORANDUM OF AGREEMENT

                                       FOR

                          TRANSFER AND FUNDING OF AVLIS

                                     BETWEEN

                     THE UNITED STATES DEPARTMENT OF ENERGY

                                       AND

                      UNITED STATES ENRICHMENT CORPORATION







                           DATED AS OF APRIL 27, 1995
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                                TABLE OF CONTENTS


ARTICLE I - DEFINITIONS AND INTERPRETATION...................................
         Section 1.1   Definitions...........................................
         Section 1.2   Headings..............................................
         Section 1.3   Rules of Interpretation...............................

ARTICLE II - AUTHORITY OF THE PARTIES........................................
         Section 2.1   USEC..................................................
         Section 2.2   DOE...................................................

ARTICLE III - TRANSFER OF PROPERTY RELATED TO AVLIS..........................
         Section 3.1   Options to Transfer AVLIS Property....................
         Section 3.2   Title.................................................
         Section 3.3   Transfer of AVLIS Property and USEC Property..........
         Section 3.4   Care and Use of AVLIS Property........................
         Section 3.5   Subdivision; Further Assurances.......................
         Section 3.6   Exercise of Options...................................
         Section 3.7   Term of Options.......................................

ARTICLE IV - TRANSFER OF INTELLECTUAL PROPERTY...............................
         Section 4.1   Transfer of Patents...................................
         Section 4.2   Transfer of Other Intellectual Property...............
         Section 4.3   Nature of Transfer....................................
         Section 4.4   Liability for Infringement Claims.....................
         Section 4.5   Sharing of Royalties..................................
         Section 4.6   M&O Contract..........................................
         Section 4.7   Exclusive Commercial Rights...........................
         Section 4.8   Special Isotope Separation............................

ARTICLE V - WORK AND SERVICES................................................
         Section 5.1   DOE Work and Services.................................
         Section 5.2   Budget; Statement of Work.............................
         Section 5.3   Report................................................
         Section 5.4   Project Cost Review...................................
         Section 5.5   Termination...........................................
         Section 5.6   Modification or Replacement of M&O Contract...........
         Section 5.7   Cooperative Arrangements..............................
         Section 5.8   Disclaimer............................................
         Section 5.9   Accounting............................................
         Section 5.10  Property Management...................................
         Section 5.11  Location of the Work and Services.....................


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         Section 5.12  Coordination of the Work..............................
         Section 5.13  Standard of Performance...............................

ARTICLE VI - MODIFICATION OF EXHIBITS........................................
         Section 6.1   Correction of Exhibits................................
         Section 6.2   Option to Abandon USEC Property.......................

ARTICLE VII - ALLOCATION OF LIABILITIES......................................
         Section 7.1   Liability and Reimbursement...........................
         Section 7.2   Generation of Waste...................................
         Section 7.3   Decontamination and Decommissioning...................
         Section 7.4   DOE Liabilities.......................................
         Section 7.5   USEC Liabilities......................................
         Section 7.6   Right to Defend.......................................

ARTICLE VIII - INSURANCE AND DAMAGE..........................................
         Section 8.1   Insurance.............................................
         Section 8.2   Partial or Total Casualty to the Program Buildings or
                       AVLIS Property........................................

ARTICLE IX - PRICE-ANDERSON INDEMNIFICATION..................................

ARTICLE X - OVERSIGHT........................................................
         Section 10.1  Environment, Safety, And Health.......................
         Section 10.2  Emergencies...........................................
         Section 10.3  DOE Oversight.........................................
         Section 10.4  New/Modified Operations...............................

ARTICLE XI - REPRESENTATIVES.................................................
         Section 11.1  DOE AVLIS Manager. ...................................
         Section 11.2  USEC AVLIS Manager....................................

ARTICLE XII - MODIFICATIONS AND PRIVATIZATION................................
         Section 12.1  Amendments............................................
         Section 12.2  Privatization.........................................

ARTICLE XIII - ASSIGNMENTS...................................................
         Section 13.1  Assignment by DOE.....................................
         Section 13.2  Assignment by USEC....................................

ARTICLE XIV - CONFIDENTIAL MATTERS...........................................
         Section 14.1  Proprietary Information; FOIA.........................
         Section 14.2  Security..............................................

ARTICLE XV - COMPLIANCE WITH NEPA............................................
         Section 15.1  Joint Effort; Lead Agency.............................
         Section 15.2  Costs.................................................



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ARTICLE XVI - MISCELLANEOUS..................................................
         Section 16.1  Entire Agreement......................................
         Section 16.2  Notices...............................................
         Section 16.3  Severability..........................................
         Section 16.4  No Waiver.............................................
         Section 16.5  Applicable Law........................................
         Section 16.6  Binding Nature of Agreement...........................
         Section 16.7  Agreement not Joint Venture...........................
         Section 16.8  Further Assistance....................................
         Section 16.9  Survival..............................................
         Section 16.10 No Rights in Others...................................
         Section 16.11 Payment Obligations...................................


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                                LIST OF EXHIBITS


Exhibit A         Program Buildings
Exhibit B         AVLIS Personal Property
Exhibit C         Patents
Exhibit D         Budget
Exhibit E         Statement of Work
Exhibit F         Liens and Other Encumbrances
Exhibit G         Cooperative Arrangements
Exhibit H         Third Party Reservation of Intellectual Property Rights
Exhibit I         Premises
Exhibit J         Memorandum of Option
Exhibit K         Termination Costs


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            THIS MEMORANDUM OF AGREEMENT FOR TRANSFER AND FUNDING OF AVLIS is
entered into as of April 27, 1995, between THE UNITED STATES DEPARTMENT OF ENERGY ("DOE"), and UNITED STATES ENRICHMENT CORPORATION ("USEC").


                                   WITNESSETH:


            WHEREAS, the Congress of the United States of America has enacted the Energy Policy Act of 1992, Public Law 102-486, and pursuant to Title IX thereof further amended the Atomic Energy Act of 1954 (as amended from time to time, the "Act") which established USEC; and

            WHEREAS, DOE has been engaged in research in regard to the development of Atomic Vapor Laser Isotope Separation ("AVLIS") and of alternative technologies for uranium enrichment; and

            WHEREAS, pursuant to Section 1601 of the Act, USEC has determined to proceed with the commercialization of AVLIS and of alternative technologies for uranium enrichment; and

            WHEREAS, pursuant to Section 1602 of the Act and in order to ensure that USEC achieves the objectives of the Act with respect to commercialization of AVLIS and alternative technologies for uranium enrichment, and to prepare USEC for its eventual privatization, and consistent with DOE's duties under the Act, Congress has directed that USEC shall have the exclusive commercial right to deploy and use AVLIS technology upon completion of a royalty agreement with DOE, and that the President shall transfer to USEC to the extent requested by USEC all of DOE's right, title or interest in and to property owned by DOE, or by the United States but under control or custody of DOE, that is directly related to and materially useful in the performance of USEC's purposes regarding AVLIS and regarding alternative technologies for uranium enrichment; and

            WHEREAS, USEC desires to acquire from DOE title to and other rights in certain property related to AVLIS and to reserve its rights with respect to other property regarding AVLIS and to alternative technologies for uranium enrichment; and


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            WHEREAS, DOE has entered into Contract No. W-7405-ENG-48 with the
Regents of the University of California (the "Regents") for the management and operation of the Lawrence Livermore National Laboratory ("LLNL"), a U.S. Government-owned facility; and

            WHEREAS, DOE and USEC have entered into a Memorandum of Agreement, dated as of October 1, 1993, as amended by an Amendment #1 thereto dated April 26, 1994, an Amendment #2 thereto dated July 27, 1994, an Amendment #3 thereto dated September 19, 1994, an Amendment #4 thereto dated November 18, 1994, an Amendment #5 thereto dated January 25, 1995, and an Amendment #6 thereto dated March 31, 1995 (the "AVLIS Funding MOA"), providing for USEC to fund cooperative research by DOE with respect to AVLIS at LLNL on certain terms and conditions; and

            WHEREAS, DOE and USEC have entered into a Memorandum of Agreement Relating to the Transfer of Functions and Activities from the United States Department of Energy to United States Enrichment Corporation, dated as of December 15, 1994, which provides, among other things, for an agreement on the responsibility for termination costs and decontamination and decommissioning costs, and for the transfer of certain funds and property with respect to AVLIS from DOE to USEC as provided in the Act; and

            WHEREAS, pursuant to Section 1606 of the Act, Congress has provided that, if requested by USEC, DOE shall provide, on a reimbursable basis, research and development of AVLIS and of alternative technologies for uranium enrichment; and

            WHEREAS, Sections 1314 of the Act and 3001(d) of the Energy Policy Act of 1992 provide for certain protection for information of USEC, in addition to protections afforded by other provisions of law; and

            WHEREAS, the work to be performed in the Statement of Work can currently best be obtained through the unique capabilities of the M&O Contractor (as defined below) and the LLNL facilities and currently cannot be performed reasonably and expeditiously through ordinary business channels; and


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            WHEREAS, it is understood that any information furnished herein by
DOE is based upon the best information furnished to and/or available to DOE and that DOE has utilized its best efforts to assure that the information is current, accurate and complete;

            NOW THEREFORE, under the authority of the Act and other law, and in order to carry out the mandates which Congress has given DOE and USEC therein, DOE and USEC hereby agree as follows:


                                    ARTICLE I
                         DEFINITIONS AND INTERPRETATION

            Section 1.1 Definitions. The following additional terms when capitalized and used in this Agreement shall have the meanings indicated below. All meanings specified are applicable to both the singular and the plural.

            "Agreement" means this Memorandum of Agreement for Transfer and Funding of AVLIS and all its Exhibits.

            "Alternative Technologies" means technologies to enrich uranium by methods other than the gaseous diffusion process.

            "AVLIS Personal Property" has the meaning ascribed to it in Section 3.1.

            "AVLIS Program" means AVLIS and each component thereof and each application and use of any of the foregoing, other than SIS technology, each component thereof, and each application and use of SIS technology.

            "AVLIS Property" has the meaning ascribed to it in Section 3.1.

            "Budget" means the budget attached to this Agreement as Exhibit D which USEC has requested and DOE has tasked the M&O Contractor to prepare for the performance of the Work and the provision of the Services to USEC at LLNL for the period from May 1, 1995 through September 30, 1995 and each budget prepared for each succeeding Fiscal Year as provided in Section 5.2(c).


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            "Cooperative Arrangement" has the meaning ascribed to it in Section
5.7(a).

            "Corrective Action" has the meaning given such term by the Administrator of the Environmental Protection Agency under section 3004(u) of the Solid Waste Disposal Act, 42 U.S.C. Section 6924(u), as amended from time to time.

            "CRADA" means cooperative research and development agreements between one or more federal government laboratories, units of state or local government, industrial organizations (including corporations, partnerships, limited partnerships and industrial development organizations), public and private foundations, nonprofit organizations (including universities), or other persons entered into under the Federal Technology Transfer Act of 1986 and the National Competitiveness Technology Transfer Act of 1989 for collaborative research.

            "DOE AVLIS Manager" has the meaning ascribed to it in Section 11.1.

            "Eligible Costs" means those items or categories of expense within the Statement of Work which are set forth in the Budget.

            "Environmental Claim" means any claim, action, cause of action, investigation or notice by any person or entity alleging potential liability (including potential liability for investigatory costs, cleanup costs, Response Actions, Corrective Actions, natural resource damages, property damages, personal injuries, penalties, or fines) arising out of, based on or resulting from (a) the presence, transportation, handling, storage, management, treatment, disposal, discharge, emission or release of any Material of Environmental Concern at any location, (b) circumstances forming the basis of any violation, or alleged violation, of or liability under any Environmental Laws, or (c) the revocation, suspension, failure to renew, or violation of the terms or conditions of any Permit or License issued pursuant to any Environmental Law.

            "Environmental Laws" means all Laws and Regulations relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata) or regulating the handling of or exposure to radioactive


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materials, including the Laws and Regulations relating to emissions, discharges, releases or threatened releases of Material of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Material of Environmental Concern.

            "Fiscal Year" means the fiscal year of the United States Government, provided, however, that the first Fiscal Year pursuant to this Agreement shall commence on the date hereof and the last Fiscal Year of this Agreement shall end on the last day on which this Agreement is in effect.

            "FOIA" means the Freedom of Information Act, 5 U.S.C. Section 552 et seq., as amended from time to time.

            "Government Authority" means any department, agency or instrumentality of the federal government, of any state, or of any municipality or of any political subdivision of any state or municipality.

            "Governmental Purposes" means the use or manufacture of AVLIS technology or the use of AVLIS technical information by or for the United States Government, including use or manufacture by a contractor, a subcontractor, or any other person for the United States Government and with the authorization and consent of the United States Government.

            "Intellectual Property" means, collectively, Patents, Technology, copyrights and other forms of intellectual property (including mask works) related to and useful in USEC's purposes regarding AVLIS, other than any intellectual property relating to SIS.

            "Laws and Regulations" means all applicable laws and regulations (including all Environmental Laws), and all other applicable requirements of any Government Authority.

            "Material of Environmental Concern" means any material subject to classification as a solid waste or hazardous waste under the Solid Waste Disposal Act, as amended from time to time; subject to classification as a hazardous substance under the Comprehensive Environmental Response, Compensation and Liability Act, as amended from


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time to time; and any other material such as chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and refined petroleum products, hazardous substances, radioactive materials, hazardous materials and other like subject matter.

            "M&O Contract" means Contract No. W-7405-ENG-48, between DOE and the Regents, as supplemented, modified, amended or replaced from time to time.

            "M&O Contractor" means the Regents and any successor Person operating LLNL under the M&O Contract, and any Person performing Work under any similar arrangement.

            "Patents" means the patents of all countries and patent applications (including classified patent applications) and invention disclosures owned or controlled or under the custody of or licensed to DOE related to and useful in USEC's purposes regarding AVLIS, other than any patents related to SIS.

            "Permits and Licenses" means all permits, licenses, approvals, authorizations, consents, waivers, variances, and exemptions issued by any Government Authority required for compliance with any Laws and Regulations.

            "Person" means any individual, partnership, joint venture, firm, corporation, educational institution, association, trust or other enterprise or any foreign government or Governmental Authority.

            "Premises" has the meaning ascribed to it in Section 3.1(d).

            "Program Buildings" has the meaning ascribed to it in Section 5.11.


            "Program Termination" has the meaning ascribed to it in Section 5.5(d).

            "Proprietary Information" has the meaning ascribed to it in Section 14.1(b).

            "Records" has the meaning ascribed to it in Section 3.1(c).


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            "Report" means the report defined in Section 5.3.

            "Representative" has the meaning ascribed to it in Section 14.1(b).

            "Response Actions" has the meaning given the term "response" in section 101(25) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601(25), as amended from time to time.

            "Services" has the meaning ascribed to it in Section 5.1.

            "Special Isotope Separation Program" or "SIS" means a DOE-managed program which designed a technology similar in concept to the AVLIS technology for the separation of isotopes of plutonium for Governmental Purposes.

            "Statement of Exceptional Circumstances" means a determination made by DOE, in accordance with the authority granted to DOE under 35 U.S.C. Section 202(a)(ii), that restriction or elimination of the statutory right of DOE non-profit or small business contractors to elect under 35 U.S.C. Section 202 to retain title to certain inventions will better promote the policies and objectives of 35 U.S.C. Section 200 to Section 212, which determination was filed by DOE in 1985 with the Assistant Secretary for Productivity, Technology, and Innovation of the U.S. Department of Commerce in accordance with 35 U.S.C.
Section 202(a)(ii) with respect to DOE's uranium enrichment programs, including the AVLIS program.

            "Statement of Work" means the work which DOE has tasked the M&O Contractor to perform on a best efforts basis with respect to the research and development of the AVLIS Program, as more fully described in the Statement of Work attached as Exhibit E to this Agreement, and in each Statement of Work prepared for each succeeding Fiscal Year as provided in Section 5.2.

            "Technology" means trade secrets, know-how or other information which is owned or controlled or under the custody of or licensed to DOE relating to the AVLIS Program, whether or not reduced to writing. "Technology" includes, or may be disclosed in, but not limited to, inventions (whether or not patentable), intellectual prop-


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erty licenses, software programs, prototypes, designs, techniques, methods, procedures, data, engineering information, specifications, diagrams, drawings, schematics, blueprints, parts lists, and the Records.

            "USEC AVLIS Manager" has the meaning ascribed to it in Section 11.2.

            "Warranties" has the meaning ascribed to it in Section 3.1(b).

            "Work" has the meaning ascribed to it in Section 5.1.

            Section 1.2 Headings. Article and Section headings in this Agreement are provided only for ease of reference and not for purposes of interpretation of this Agreement.

            Section 1.3 Rules of Interpretation.

                  (a) The words "without limitation", whether stated or not, are implied to follow the use of any words such as "including" or "excluding" that are employed in this Agreement. The words "hereof" or "here in" or "hereunder" when used in this Agreement shall mean pertaining to this Agreement.

                  (b) All Exhibits to this Agreement shall be incorporated into this Agreement by reference as appropriate and will be deemed to be an integral part of this Agreement. In the event of any inconsistency between the language of an Exhibit to this Agreement and the Articles of this Agreement, the Articles of this Agreement shall control.


                                   ARTICLE II
                            AUTHORITY OF THE PARTIES

            Section 2.1 USEC. USEC is authorized under the Act and under other law to enter into this Agreement, and this Agreement is executed by its authorized representative. USEC has taken all the necessary actions required of USEC to execute, deliver and perform its obligations under this Agreement.


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            Section 2.2 DOE. DOE is authorized under the Act and under other law to enter into this Agreement, and this Agreement is executed by its authorized representative. DOE has taken all the necessary actions required of DOE to execute, deliver and perform its obligations under this Agreement.


                                   ARTICLE III
                      TRANSFER OF PROPERTY RELATED TO AVLIS

            Section 3.1 Options to Transfer AVLIS Property. Effective as of the date hereof, DOE hereby grants to USEC an irrevocable, exclusive, fully paid right and option to acquire from time to time any and all of the following property related to the AVLIS Program (collectively, the "AVLIS Property"):

                  (a) any and all of the right, title and interest of DOE, or of the United States but under control or custody of DOE, in and to those items of personal property that are directly related to and materially useful in the performance of USEC's purposes regarding the AVLIS Program as described more fully in Exhibit B and other personal property incidental thereto (the "AVLIS Personal Property");

                  (b) any and all of the right, title and interest of DOE, or of the United States but under control or custody of DOE, in and to manufacturer's warranties with respect to the AVLIS Property (the "Warranties") unless such transfer is prohibited by the terms of any such warranty; provided, that if such transfer is not permitted by the terms of any such warranty, DOE shall exercise on behalf of USEC, at USEC's request, all rights under such warranty (provided further, that in such event, USEC will have the responsibility to identify to DOE the specific item or items, the warranties involved, and the actions USEC requires);

                  (c) except for all SIS program information, and subject to security and classification requirements, all of the right, title and interest in and to documents, notes, memoranda, files, computer files, records, logs, indices, minutes, correspondence, publications, articles, ledgers, and other information whether in draft or final and in whatever form and wherever located


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of DOE, or of the United States but under the control or custody of DOE, that are related to and useful in the performance of USEC's purposes regarding the AVLIS Program (the "Records"); and

                  (d) good and marketable fee title to that certain parcel or parcels of real property and the improvements and fixtures (except that in no event shall fixtures include items listed on Exhibit B, as may be amended pursuant to Article VI) thereto located thereon, situated at LLNL, all of which are more fully identified and described in the maps and attachments which form
Exhibit I to this Agreement (the "Premises"), and all rights to common areas (including utility lines, the fiber optic network, corridors, party walls, retention ponds, pipes, parking areas, service roads, railway lines, loading facilities, and sidewalks), together with all easements, rights of way, appurtances, and avenues of ingress, egress and access to public roads and all other similar items or rights which appertain to the Premises and which are required in order to use the Premises; provided, however, that the option to acquire the Premises is subject to all easements, rights of way and appurtenances over, across, in and upon the Premises existing as of the date of this Agreement. DOE will not grant any additional easements, rights of way or appurtenances over, across, in or upon the Premises without the approval of USEC, which approval shall not be unreasonably withheld.

            Section 3.2 Title.

                  (a) Except for certain items of the AVLIS Personal Property which are being procured on a lease to ownership basis or which may be software subject to licensing agreements, as provided on Exhibit F, DOE hereby represents that, as of the date of any exercise of the option set forth in Section 3.1(a):
(i) it will have good and marketable fee title to and the right to transfer, assign and convey the AVLIS Personal Property, and (ii) all AVLIS Personal Property will be free and clear of all liens, claims and encumbrances.

                  (b) DOE hereby represents and warrants that, as of the date of any exercise of the option set forth in Section 3.1(d): (i) it will have good and marketable fee title to and the right to transfer, assign and


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convey the Premises, and (ii) the Premises will be free and clear of all liens, claims and encumbrances.

                  (c) As soon as practicable after the execution and delivery of this Agreement, DOE and USEC agree to execute and record in the land records of Alameda County a memorandum of option substantially in the form attached hereto as Exhibit J.

            Section 3.3 Transfer of AVLIS Property and USEC Property.

                  (a) USEC reserves the right to transfer to other locations any or all AVLIS Property at any time after exercise of any option set forth in
Section 3.1 with respect to such item of AVLIS Property, and to transfer any property that is furnished by USEC or that becomes the property of USEC pursuant to Section 5.10 hereof at any time. USEC will be responsible for all transfer activities including transport and compliance with physical security, environmental, safety, and health requirements.

                  (b) If, subsequent to USEC's exercise of its option to acquire the Premises, as described in Section 3.1(d), neither USEC nor any other Person who may be substituted for USEC under Section 13.2(a) intends to use the Premises for USEC's purposes as contemplated by the Act, said Premises shall revert back to DOE.

                  (c) At USEC's cost, DOE shall manage the Records when and as requested by USEC. Subject to Article XIV and Section 4.3(b), upon transfer of the Records to USEC as provided in Section 3.1(c), USEC shall provide to DOE a copy of the Records for Governmental Purposes. DOE will mark each such copy not in, or removed from, protective storage as the proprietary and business confidential information of USEC.

            Section 3.4 Care and Use of AVLIS Property.

                  (a) The physical condition of the AVLIS Property (including the Program Buildings) is as it is found on the date hereof. DOE will use, operate, and account for the AVLIS Property, and will maintain, repair and keep the AVLIS Property in the condition in which it is found on the date hereof, as part of the Work and the Services, to the extent provided in any Statement of Work, whether or not USEC exercises any option set forth in Section 3.1. DOE will reserve the Premises for the Work


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and will not sell, transfer, assign, lease, or otherwise dispose of, the
Premises. DOE will not grant any easements, rights of way or appurtenances over, across, in or upon the vicinity of the Premises which would interfere with the performance of the Work or the provision of the Services or with USEC's use of the Premises as provided in this Agreement without the approval of USEC, which approval shall not be unreasonably withheld.

            Section 3.5 Subdivision; Further Assurances.

                  (a) Upon request of USEC, DOE at USEC's expense shall take all actions that may be required under applicable Laws and Regulations and the terms and conditions of applicable Permits and Licenses to subdivide or adjust the boundary lines of LLNL and the Premises such that the Premises will constitute a legal lot or parcel and shall deliver to USEC evidence reasonably satisfactory to USEC that the Premises constitutes a legal subdivision or that subdivision is not required.

                  (b) DOE and USEC agree to negotiate in good faith any changes that may be required to the performance of the Work or the provision of the Services, security, access, and such other sections as may be directly and materially affected by the exercise of the option to transfer the Premises set forth in Section 3.1(d).

            Section 3.6 Exercise of Options.

                  (a) USEC may exercise any option set forth in Section 3.1 by sending to DOE written notice, thirty (30) days prior to the effective date USEC exercises such option, specifying the item or items with respect to which such option is exercised, including items on Exhibit A, B or I, as applicable. The options set forth in Section 3.1 may be exercised in whole or may be exercised in part on more than one occasion. Failure to exercise any such option with respect to any item or items of AVLIS Property on any occasion shall not be deemed a waiver of such option.

                  (b) Upon exercise of any option set forth in Section 3.1, this Agreement shall become a binding agreement for the transfer of the item or items of AVLIS Property with respect to which such option is exercised.


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                  (c) Title to and, except as specifically provided elsewhere in this Agreement, risk of loss or damage of each item of the AVLIS Property will pass to USEC upon the effective date of the exercise of any option with respect to such item of the AVLIS Property as specified in Section 3.1.

            Section 3.7 Term of Options. (a) The options set forth in Section
3.1 will expire on the date of privatization of USEC as contemplated by the Act except to the extent USEC shall have sent a notice or notices to DOE as set forth in Section 3.6(a) on or prior to such date exercising one or more of such options with respect to any item or items of AVLIS Property.

                  (b) In the event that USEC shall be privatized as contemplated by the Act prior to the sending by USEC of a notice or notices under Section 3.6(a), except to the extent USEC shall have disclaimed the right to exercise any option described in Section 3.1 with respect to any specific item or items of AVLIS Property by notice to DOE, USEC shall be deemed by this Section 3.7(b) to have exercised immediately prior to such privatization the options described in Section 3.1 with respect to the AVLIS Personal Property listed on Exhibit B (as amended pursuant to Article VI), the Warranties relating to such items of AVLIS Personal Property, the Records, and the Premises as described on Exhibit I (as amended pursuant to Article VI).


                                   ARTICLE IV
                        TRANSFER OF INTELLECTUAL PROPERTY

            Section 4.1 Transfer of Patents. (a) Effective as of the date hereof, DOE hereby transfers to USEC sole custody and administration of the Patents listed on Exhibit C. Upon the privatization of USEC pursuant to the Act and without the payment of any consideration or the requirement for any further action by DOE or USEC, the United States Government shall be deemed to have transferred, assigned and conveyed to USEC or such private corporation as has assumed the duties and obligations of USEC pursuant to such privatization, all of the United States Government's right, title and interest in and to the Patents. USEC shall have the right at any time after the date hereof to record one or more assignments of any


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
or all the Patents with the U.S. Patent and Trademark Office and DOE agrees to execute such documents as are reasonably required to evidence such assignment.

                  (b) DOE will continue to prosecute and to maintain the patents at USEC's request and at USEC's expense in accordance with USEC's letter of August 12, 1994 to DOE and subject to the terms thereof, until such time as the transfer of responsibility for the Patents as well as copies of all Patent dockets and administrative records related thereto has been completed to the reasonable satisfaction of DOE and USEC.

            Section 4.2 Transfer of Other Intellectual Property. (a) Effective as of the date hereof, DOE hereby transfers, assigns and conveys to USEC all right, title and interest of DOE in and to the Intellectual Property (other than the Patents transferred pursuant to Section 4.1 hereof).

                  (b) As soon as practicable after the date of this Agreement, DOE will provide USEC with a list and copy of any software licenses and other intellectual property licenses, if any, included in the Intellectual Property, including a description of any restrictions on assignment, sublicensing or other transfer thereof imposed in or as a condition to such license.

            Section 4.3 Nature of Transfer.

                  (a) The transfer under Sections 4.1 and 4.2 shall be irrevocable, assignable, licensable and royalty-free, except as provided hereinafter in Sections 4.3(b), 4.5, and 4.7(a).

                  (b) The transfer of the Patents and the Intellectual Property pursuant to Section 4.1 and Section 4.2, respectively, is subject to the reservation of a nonexclusive, irrevocable, royalty-free license to the United States Government to practice such Patents and to use such Intellectual Property for Governmental Purposes, and USEC shall deliver to DOE a copy of the Records, which DOE shall have the right to use for Governmental Purposes as provided in
Section 3.3(c); provided, that such license to practice such Patents and to use such Intellectual Property and such Records shall not include the right (i) to release, display or disclose detailed design, manufacturing or process data, or (ii) to use, modify, reproduce, release, perform, display or disclose the information for commercial purposes (including for manufacturing, for enrichment of materials for use in commercial reactors whether or not owned or operated by or for the United States Government, for separation of medical isotopes, or for materials applications); and provided, further, that any release or disclosure by the United States Government to any Person outside the United States Government shall be subject to a prohibition on the further use, modification, reproduction, release, performance, display or disclosure of the information so released or disclosed for any purpose other than Governmental Purposes as provided in this Section 4.3(b), which prohibition shall be acknowledged in writing by the Person to whom such release or disclosure is made.

            Section 4.4 Liability for Infringement Claims. Subject to USEC's offset rights set forth in Section 4.5, USEC hereby assumes liability for any payments made or awards under Section 157(b)(3) of the Act or any settlements or judgments relating to claims of infringement with respect to the AVLIS technology as used or practiced by or on behalf of USEC or its licensees, other than SIS. Upon receiving notice or obtaining knowledge of the assertion of any right under Section 157(b)(3) of the Act or of any claim of infringement relating to the AVLIS technology, DOE shall promptly notify USEC of such claim. DOE represents and warrants that it has no present knowledge of any claim of infringement by any third party.

            Section 4.5 Sharing of Royalties. In the event that USEC grants to any Person a license to practice one or more of the Patents transferred to USEC pursuant to Section 4.1 for a use that is unrelated to the enrichment of materials for use in facilities used for the generation of electrical energy, USEC shall share with DOE or its designee or designees a portion of any royalties received from such Person. The amount of such royalties to be shared on a per invention basis with DOE or its designee or designees shall be the greater of (a) fifty percent (50%) of the royalties actually received by USEC after subtraction of the reasonable costs (including attorneys' fees) to USEC of
(i) negotiating, auditing and administering the license to such Person, (ii) collection of the royalty payments (iii) maintaining the Patents, and (iv) prosecution and maintenance of the Patents referred to in

Section 4.1(b), or (b) fifteen percent (15%) of gross royalties received by USEC. The amounts otherwise due and owing to DOE pursuant to this Section 4.5 shall be reduced on a basis to be determined by USEC by the amount of any payments made or awards under Section 157(b)(3) of the Act (subject to USEC's rights under Section 1405 of the Act), or of settlements or judgements for which USEC becomes liable relating to claims of infringement with respect to the AVLIS technology as used or practiced by or on behalf of USEC or its licensees. USEC shall notify DOE of the grant of any such license within thirty (30) days following the execution thereof. Within forty-five (45) days following the end of each Fiscal Year beginning with the first Fiscal Year in which USEC has granted any such license, USEC shall pay to DOE or its designee or designees all amounts owing to DOE pursuant to this Section 4.5, along with a statement detailing the royalties received by USEC during such Fiscal Year and the applicable offsets to such royalties. DOE shall have the right to audit such royalties and offsets upon reasonable notice to USEC.

            Section 4.6 M&O Contract.

                  (a) DOE agrees it shall require that the entire right, title and interest throughout the world in and to each invention conceived or reduced to practice (i) under Work funded by USEC pursuant to Article V hereof by employees of the M&O Contractor, its subcontractors, consultants and all other Persons working within the scope of the M&O Contract or any extension or replacement thereof, or (ii) that otherwise is directly related to and materially useful in the performance of USEC's purposes regarding the AVLIS Program shall be assigned to DOE and upon such assignment shall be transferred, conveyed and assigned to USEC, at USEC's request. DOE shall promptly notify USEC of the receipt by its Contracting Officer under the M&O Contract of any disclosure of a Subject Invention (as defined in the M&O Contract) by the M&O Contractor related to the AVLIS Program or which arises from the performance of the Work. USEC and DOE agree that without limiting Section 4.7(a), and except as otherwise provided in this Agreement, DOE's "Class Waiver of Governmental
Rights in Inventions Arising from the Use of DOE Facilities and Facility Contractors by or for Third Party Sponsors," dated June 29, 1982, as amended December 4, 1987, shall apply to the Work and any inventions or patents created under this Agreement.

                  (b) DOE agrees that it shall not change the designation of any invention related to and useful in USEC's purposes regarding AVLIS as an Exceptional Circumstance Subject Invention (as defined in the M&O Contract), nor amend the M&O Contract to delete any invention related to and useful in USEC's purposes regarding AVLIS as an Exceptional Circumstance Subject Invention, without the prior written consent of USEC. DOE represents that: (i) the Statement of Exceptional Circumstances exempts AVLIS inventions from ownership by DOE nonprofit or small business contractors, including the M&O Contractor, (ii) the Statement of Exceptional Circumstances remains in full force and effect and has not been appealed by any Person, (iii) it has not amended the M&O Contract to delete any invention related to and useful in USEC's purposes regarding AVLIS as an Exceptional Circumstance Subject Invention, nor waived or returned any rights to any Exceptional Circumstance Subject Invention developed under the M&O Contract related to and useful in USEC's purposes regarding AVLIS (other than with the written consent of USEC), (iv) except as provided on Exhibit H neither the M&O Contractor nor any other Person has requested any right to reserve a license or any other intellectual property rights with respect to the same, and (v) except as provided on Exhibit H, all inventions from research relating to alternative applications of AVLIS (other than uranium enrichment) which are related to and useful in USEC's purposes regarding AVLIS are included in Exhibit C.

                  (c) DOE shall take such actions as are required for USEC to obtain ownership of or exclusive rights to use or practice Intellectual Property first produced, developed, or specifically used in the performance of the Work under the M&O Contract funded by USEC pursuant to Article V hereof. Subject to the rights of the United States Government under Sections 3.3(c) and 4.3(b), any such ownership rights obtained by DOE shall be transferred, assigned and conveyed to USEC, upon USEC's request.

                  (d) DOE shall not take any action or fail to take any action under the M&O Contract that would be inconsistent with USEC's rights to the Intellectual Property provided for in this Agreement. At USEC's request, DOE shall obtain from an authorized officer of the M&O Contractor a written acknowledgement of USEC's rights to the Intellectual Property provided for in this Agree-ment. DOE shall not grant to the M&O Contractor the right to release publicly any Intellectual Property or Proprietary Information without the prior written consent of USEC.

            Section 4.7 Exclusive Commercial Rights.

                  (a) DOE acknowledges that USEC has the exclusive commercial right throughout the world to deploy and use any Intellectual Property owned or controlled by the United States Government. DOE waives any rights it may have to use or practice any Intellectual Property transferred hereunder or conceived or reduced to practice in the course of or under this Agreement, subject only to the reservation of a license for Governmental Purposes described in Sections 3.3(c) and 4.3(b).

                  (b) DOE represents that, except for numerous past publications relating to and describing the AVLIS technology or components thereof which, in order to be published in recognized scientific and technical journals, or for inclusion in published scientific texts, have required a release of copyright authority to the publisher, and except as identified in Exhibit H hereto, neither the M&O Contractor nor any other Person (i) has retained title to any rights of ownership to, or has a license to or has requested to use or practice any Intellectual Property related to the AVLIS Program, or (ii) has asserted copyright in any data related to the AVLIS Program.

                  (c) DOE represents that the list of Patents identified on the list attached hereto on the date of this Agreement as Exhibit C is a complete and accurate list of all Patents.

            Section 4.8 Special Isotope Separation. All rights to SIS patents, technology, intellectual property, records and the like shall remain with the United States Government, and such rights shall survive termination of the Work and this Agreement; provided, however, that no Patent listed on Exhibit C as of the date hereof and no Intellectual Property directly related thereto shall be deemed to relate to an SIS invention.

                                    ARTICLE V
                                WORK AND SERVICES

            Section 5.1 DOE Work and Services.

                  (a) Pursuant to Section 1606 of the Act, DOE will provide or cause to be provided by the M&O Contractor the work requested by USEC for research, development and demonstration (including research, development and analyses for the purposes of commercialization) of the AVLIS Program and other activities incidental thereto ("Work"), as more specifically described on Exhibit E (the "Statement of Work") and services required for performance of the Work (charged as indirect costs) such as maintenance, utilities, waste management and disposal, security, fire protection, and such other services and shared facilities required for the performance of the Work (the "Services").

                  (b) In consideration of the benefits to DOE for the operation of AVLIS research at LLNL, the USEC costs for the AVLIS work at LLNL will be determined by reducing the Eligible Costs as defined in Article I by eight percent (8%), up to a maximum of $5,000,000.00 per Fiscal Year, prorated for partial Fiscal Years (from May 1, 1995 to April 30, 1997). The continuation of this arrangement thereafter is contingent upon future DOE agreement to continue the arrangement, such agreement not to be unreasonably withheld.

            Section 5.2 Budget; Statement of Work. DOE shall provide the Work and the Services as follows:

                  (a) Commencing on May 1, 1995 until September 30, 1995, USEC will make payments up to a total of $29,515,000 available to DOE for the payment of the costs of AVLIS research performed in connection with the Statement of Work and in accordance with the Budget for such Work and the Services to be provided for such period. On July 1 of each Fiscal Year, USEC shall advise DOE of its anticipated budget and required work for the M&O Contractor's activity with respect to the AVLIS Program for the succeeding Fiscal Year.

                  (b) USEC's financial liability under this Article V shall be limited to the amount stated in the then-current Budget. USEC's liability for termination costs is described in
Section 5.5(d)(ii) and Exhibit K.

                  (c) DOE shall require the M&O Contractor to prepare a proposed Budget and Statement of Work in such detail as USEC shall require for the M&O Contractor's activity with respect to the AVLIS Program by August 1 of each Fiscal Year in accordance with the guidance provided by USEC under Section 5.2(a), and DOE shall submit them to USEC for USEC's written approval. Such new Budget and Statement of Work shall become effective when approved in writing by USEC.

                  (d) USEC shall pay DOE monthly in advance the Eligible Costs for the Work and for the Services for such month as provided in the Budget. The advance funding amount shall be based on monthly estimates which DOE has tasked the M&O Contractor to provide in the monthly Reports described in Section 5.3, and will include funding sufficient to cover longer term commitments, for example, long lead items wherein obligations are required to initiate procurement that must be fully funded at time of order placement. In addition to the monthly advance funding, USEC will provide funds equal to the costs for an additional 15-day period at the current month's level of funding to avoid a potential anti-deficiency issue for DOE. This amount will be based upon the Budget and vary with the level of funding requested for each month. Monthly advance funding requests shall be included as part of the monthly Reports. The monthly requested amount will be adjusted to account for changes in the plan for work performed and for procurements made. The additional 15- day funding amount will be adjusted to account for changes in the amount of available funds at the end of each month, i.e. if available funds are equal to 10 days of funding, then the additional amount will equal 5 days. If over the course of time USEC and DOE determine that the additional 15-day funding is excessive and not fully necessary to avoid a potential anti-deficiency issue, USEC and DOE may agree to reduce the funding amount to cover a shorter period. With USEC's prior written approval, the monthly requested amount may deviate from the monthly spending plan described in the Budget, provided that the total funding for any Fiscal Year shall not exceed the funding limitation in the currently approved Budget. USEC will reconcile its advance funding payments with the monthly Reports of the M&O Contractor's actual expenditures.

Without the prior written approval of USEC in its sole discretion, neither DOE nor the M&O Contractor shall make any expenditure or incur any liability with respect to the AVLIS Program in excess of the Eligible Costs specified in the then-current Budget for any line item (or in the aggregate) (i) in any month by more than ten percent (10%) or (ii) in any Fiscal Year by any amount.

                  (e) The disbursement of USEC funds to DOE shall be made by wire transfer to the M&O Contractor according to the breakout of the M&O Contractor's approved monthly budget requests as provided in Section 5.2(d), on the first day of each month commencing on May 1, 1995. Such wire transfers shall be made to the following account (or such other account as DOE may specify by notice):

M&O Contractor:  ABA#121000358
                 ACCT#1233957246

Address:         Bank of America
                 1850 Gateway Blvd.
                 Concord, CA 94520

                  (f) The funds disbursed by USEC under this Article V shall be used by DOE only to pay the Eligible Costs of Work performed and Services provided as provided in the Statement of Work and the Budget.

                  (g) Costs of compliance with any requirement of state or local Laws and Regulations and the terms and conditions of state and local Permits and Licenses for the performance of the Work and Services which are not required by applicable Federal statutes, Laws and Regulations, and Executive Orders, shall not be incurred by DOE as a direct cost to the AVLIS project unless prior approval in writing is obtained from USEC as an allowable cost of the Budget.

                  (h) Eligible Costs shall be exclusive of depreciation and Federal Headquarters and Field charges (Added Factor). The charges will be reviewed prior to December 1, 1995, and annually thereafter, to determine whether such charges are fair and equitable to USEC and DOE and whether the charges should be adjusted.

            Section 5.3 Report. On the 20th day of each month, DOE will cause the M&O Contractor to submit a Report (the "Report") to USEC describing in detail the Work performed, the Services provided, and the expenditures incurred by the M&O Contractor during the preceding month. The Report will itemize the expenditures and arrange them in accordance with the categories of items indicated in the Budget. If any expenditures exceed by ten percent (10%) or more the amount estimated for such item in the Budget, the Report will explain the cost variance. The Report will also describe the progress that the M&O Contractor has made in performing the Work and indicate the amount required for funding by USEC for the following month. The Report shall be certified by the M&O Contractor as true, correct and complete in all material respects.

            Section 5.4 Project Cost Review.

                  (a) USEC shall have the right, upon reasonable notice and with participation by DOE AVLIS staff to conduct a cost-incurred review, performed by USEC's accountants, of the books and records related to the AVLIS project. DOE shall provide USEC with reasonable access to such accounts and facilities necessary to permit USEC to monitor and review the use of its funds.

                  (b) To the extent requested by USEC, DOE will enforce its rights under the M&O Contract with respect to the performance of Work and the provision of the Services by the M&O Contractor.

            Section 5.5 Termination.

                  (a) Any or all of the Work or the Services of DOE or the M&O Contractor provided pursuant to this Article V may be terminated by USEC upon ninety (90) days written notice to DOE.

                  (b) USEC shall determine, prior to July 1 of each Fiscal Year, whether its funding of AVLIS research at LLNL shall continue beyond the end of such Fiscal Year. It shall provide notice thereof to DOE by July 1 of each Fiscal Year.

                  (c) DOE shall only have the right to terminate the provision of the Work and the Services under this Article V in the event that: (i) USEC fails to provide the funds it is required to provide under this Article V and such failure continues for a period of thirty (30) days following written notice from DOE; (ii) DOE determines to terminate all operations of LLNL (other than decontamination and decommissioning as provided in Section 7.3) and not to transfer such operations to any successor Person or successor operator of LLNL; (iii) national security needs require DOE to terminate, and DOE gives USEC ninety (90) days notice; or (iv) DOE notifies USEC that USEC has materially breached its obligations under this Agreement, and such breach has not been cured by USEC within ninety (90) days of such notice or, if such breach is not capable of cure within such ninety (90) day period but ultimately is capable of cure, USEC has not commenced diligently to cure such breach within such ninety (90) day period. DOE shall notify USEC at least six
(6) months prior to termination of operations at LLNL as described in Section 5.5(c)(ii) and, at USEC's request, DOE shall negotiate in good faith to provide for orderly termination or transfer of the Work to another location or continuance of the Work and the Services at LLNL.

                  (d) At any time USEC terminates the Work and the Services pursuant to Section 5.5(a) and at any time DOE exercises its rights under
Section 5.5(c) hereof (collectively, "Program Termination"), USEC shall be liable for the payment for Work and the Services performed prior to the effective date of termination and shall be liable to DOE for the costs of the termination requirements set forth in Exhibit K.

            Section 5.6 Modification or Replacement of M&O Contract. In the event the M&O Contract is amended, modified, supplemented, or terminated, or expires and is re placed with another M&O Contract, DOE agrees that it shall cause the Work and the Services to be performed or provided so that there will be no material adverse impact on USEC, including in the performance of the Work and the provision of the Services pursuant to this Article V, and so that there will be no material adverse impact on the rights of USEC under this Agreement.

            Section 5.7 Cooperative Arrangements.

                  (a) DOE will not approve or authorize any CRADA, Work-for Others (as defined in the M&O Contract), funding agreement, cooperative research agreement, research agreement, or similar arrangement involving the use of any part of the AVLIS Program, the AVLIS Property, or the Intellectual Property (collectively, a "Cooperative Arrangement"), without the prior written consent of USEC. USEC may participate in proposals for Cooperative Arrangements from the M&O Contractor and proposed partners in Cooperative Arrangements, subject to the provisions of The Federal Technology Transfer Act of 1986 and The National Competitiveness Technology Transfer Act of 1989.

                  (b) DOE represents that:

                           (i) the only Cooperative Arrangements currently in effect or pending are those that are already approved by USEC in writing and described on Exhibit G; and

                           (ii) USEC has no obligation to fund any such Cooperative Arrangement or any other obligation with respect thereto.

                  (c) In the event that USEC or the AVLIS Program is transferred to private ownership or to a private corporation as contemplated by the Act, the successor shall have the option to have the Work and the Services contemplated by this Article V: (i) to be performed or provided pursuant to a Cooperative Arrangement (subject to the agreement of the M&O Contractor as provided in the M&O Contract), or (ii) to continue to be performed or provided under the terms of this Agreement.

            Section 5.8 Disclaimer. USEC will not hold DOE responsible for any inaccuracy in the information provided by the M&O Contractor to USEC in connection with this Article V or that such information and the Work will accomplish the results for which it was intended.

            Section 5.9 Accounting. DOE acknowledges that the M&O Contract requires the M&O Contractor to follow accounting principles and practices consistent with generally accepted accounting principles consistently applied in the development of estimates and the recording and reporting of actual costs under this Agreement. DOE shall require the M&O Contractor to continue to follow this practice.

            Section 5.10 Property Management. Except as provided in this Agreement, all property related to or used in the Work shall be managed and maintained in accordance with the M&O Contract. For the purposes of this Agreement, capital equipment is defined as equipment anticipated to have a service life of two (2) years or more and an acquisition cost of $5,000 or more. All such capital equipment purchased by DOE in connection with the Work shall be the property of USEC. Any equipment or supplies with a value less than $5,000 shall be the property of DOE, unless USEC requests ownership thereof. DOE shall establish and follow (or cause to be established and followed) a property, document, equipment and materials tracking, inventory, and management system in form and substance reasonably acceptable to USEC. If such system differs from the management system otherwise in effect under the M&O Contract, such effort shall be included in the Work.

            Section 5.11 Location of the Work and Services. The Work shall be performed at, and the Services shall be provided to, the facilities situated at LLNL and at Oak Ridge, Tennessee which are identified and described in the maps and attachments which form Exhibit A to this Agreement ("Program Buildings").

            Section 5.12 Coordination of the Work.

                  (a) USEC shall have access to the Premises and the Program Buildings for (i) the purpose of research, development and demonstration (including research, development and analyses for the purposes of commercialization) of the AVLIS Program and other activities incidental thereto, and (ii) direction of the Work as provided in this Agreement and the Statement of Work.

                  (b) DOE and USEC will cooperate to coordinate the performance of the Work as reasonably may be directed by USEC. Pursuant to Section 1606 of the Act, USEC shall have the right to direct the Work; provided that DOE shall have overall responsibility for regulatory compliance with respect to matters related to the environment, health, safety and safeguards, and security. DOE shall have the right to conduct research and development activities unrelated to the AVLIS Program at the Premises and the Program Buildings on a non-interference basis with the prior written consent of USEC, such consent not to be unreasonably withheld.

                  (c) USEC shall have access to those parts of LLNL which are not part of the Premises or the Program Buildings but are reasonably necessary to the exercise of its rights or the performance of its duties under this Agreement or to the comfort, safety and convenience of USEC and its officers, directors, employees, agents and contractors, subject to procedures to be agreed upon by DOE and USEC (including without limitation confidentiality and security procedures as described in Article XIV).

                  (d) Consistent with the emergency procedures currently in place at LLNL, either party will have the right to take such action as may be reasonably necessary to respond to emergencies or to protect life or property from imminent danger.

                  (e) USEC shall be permitted to have USEC employees, contractors, subcontractors, agents, consultants and other representatives on site at LLNL. Such USEC employees and other representatives shall abide by all applicable environmental protection, health and safety, and security requirements. If requested by USEC, DOE will provide suitable facilities on site at LLNL for a USEC site office on a reimbursable basis.

                  (f) USEC shall assure that its contractors and subcontractors maintain worker's compensation, employer's liability, comprehensive general liability (bodily injury), and comprehensive automobile liability (bodily injury and property damage) insurance in commercially reasonable amounts.

            Section 5.13 Standard of Performance. (a) The performance of the Work and the provision of the Services by DOE and its agents, employees, contractors and subcontractors shall comply with applicable Laws and Regulations.

                  (b) DOE and its agents, employees, contractors and subcontractors will have, and shall continue to maintain in full force and effect, all Permits and Licenses required for the performance of the Work, the provision of the Services, and the ownership and operation of LLNL.

                  (c) DOE and its agents, employees, contractors and subcontractors are and will remain in compliance with such Permits and Licenses in all material respects.

                  (d) Except as provided in Section 5.2(g), costs for maintaining Permits and Licenses associated solely with the performance of the Work and the provision of the Services shall be included in the Budget.


                                   ARTICLE VI
                            MODIFICATION OF EXHIBITS

            Section 6.1 Correction of Exhibits.

                  (a) Exhibits A, B, C, and I attached hereto on the date of this Agreement were prepared by DOE or by the M&O Contractor at the request of DOE. DOE has utilized its best efforts to assure that such Exhibits are accurate and complete. However, DOE and USEC recognize that the Exhibits may not identify all property related to and useful in USEC's purposes regarding AVLIS or all Patents and that there may be a need to add to or subtract from AVLIS Property or Intellectual Property transferred or deemed to be transferred pursuant to this Agreement. Accordingly, subject to mutual agreement of the parties, any list or description of the AVLIS Property in Exhibit A, B, and I, which is subject to the option of Section 3.1 and any list of Patents on Exhibit C subject to transfer under Article IV may be modified from time to time to add property or Patents, as the case may be, that is related to and useful in performance of USEC's purposes regarding the AVLIS Program, or to delete any property or Patents.

                  (b) USEC's right to add additional property to any such Exhibit shall expire upon the privatization of USEC as contemplated by the Act; provided, that if at any time prior to or after such privatization it is discovered that any such Exhibit was not accurate and complete as of the date of this Agreement, notwithstanding the best efforts of DOE to assure that such Exhibits are accurate and complete or to assure DOE's title to AVLIS Personal Property, (i) USEC shall have the right to amend such Exhibit to include an accurate and complete list or description of property related to and useful in USEC's purposes regarding AVLIS as contemplated by the Act, or of

Patents, and such property or Patent shall be deemed to have been transferred upon the earlier of (x) the date such Exhibit is so amended, or (y) the date immediately prior to the privatization of USEC as contemplated by the Act, and
(ii) DOE shall remedy any defect in title with respect to AVLIS Personal Property. The exercise of the rights provided to USEC by this Section 6.1(b) shall not be deemed to be a new transfer of property under Article III or
Article IV of this Agreement or under Section 1602 of the Act, but rather shall be deemed to be the exercise by USEC of a remedy in the nature of a warranty with respect to the failure by DOE to assure that Exhibits A, B, C and I are accurate and complete as of the date of this Agreement.

                  (c) If DOE shall identify any property which is related to and useful in USEC's purposes regarding AVLIS and which is not listed on Exhibit A, B, C or I, DOE will notify USEC prior to disposing of any such property or utilizing it for any other purpose.

            Section 6.2 Option to Abandon USEC Property.

                  (a) Based upon what options or rights USEC has exercised, and subject to the consent of DOE, which shall not be withheld unreasonably, and subject to the safe shutdown and decontamination and decommissioning preparation procedures described in Exhibit K, USEC may abandon and return to DOE any of the Premises or related facilities listed on Exhibit I, and may abandon and return to DOE any part of the AVLIS Personal Property or any Patent listed on Exhibit C.

                  (b) Upon abandonment under Section 6.2(a), USEC may leave any of its contaminated personal property at the Premises for decontamination and decommissioning, as defined in the Act, at USEC's expense or at DOE's expense as provided in Section 7.3.

                  (c) If USEC seeks to abandon any property described in Section 6.2(a), USEC shall provide sixty (60) days notice thereof to DOE. Any property returned to DOE pursuant to Section 6.2(a) may be returned in the condition in which such property is found on the date returned. USEC will have no obligation to place the property in any better condition. The rights to abandon and return prop-erty and Patents under Section 6.2(a) shall survive the privatization of USEC as contemplated by the Act.


                                   ARTICLE VII
                            ALLOCATION OF LIABILITIES

            Section 7.1 Liability and Reimbursement. Except for liability expressly assumed by USEC pursuant to Section 7.5, DOE shall retain liability for and reimburse USEC to the extent it incurs or becomes liable for any and all costs and expenses (including reasonable attorney's fees incurred by USEC), claims, damages, injunctions, orders, judgments and penalties which are attributable to or arising out of the ownership or operation, by DOE or any agent, contractor, or employee thereof, of LLNL, the Premises, the Program Buildings, the AVLIS Property, or the AVLIS Program or out of the performance of the Work or the provision of the Services. Such liability includes but is not limited to:

                  (a) any pollution, contamination, or threat to human health or the environment attributable to the operation of LLNL, the Premises, the Program Buildings, the AVLIS Property, or the AVLIS Program by DOE, in whole or in part, prior to the date of the exercise of the option to acquire the Premises set forth in Section 3.1 hereof, regardless of when the event or condition giving rise to liability is discovered by USEC, including, with out limitation, all Remedial Action required by the Federal Facility Agreement under CERCLA
Section 120 in the matter of U.S. Department of Energy, Lawrence Livermore National Laboratory, Livermore, California and Impacted Environs, dated November 2, 1988;

                  (b) any Environmental Claim not the result of the negligence or misconduct of USEC;

                  (c) USEC's status, if any, as a permittee, licensee, holder, signatory, owner, operator, assign, or successor in relation to any Permit (including without limitation any requirement to obtain a Permit), or any administrative or judicial order, decree, or judgment, whereby and to the extent USEC is held responsible or liable in any manner for DOE's operation of LLNL, the Premises, the Program Buildings, the AVLIS Property, the AVLIS Program prior to the date of the exercise of the option to acquire the Premises set forth in Section 3.1 hereof;

                  (d) any act or failure to act by DOE in transporting, storing, or disposing of any material;

                  (e) the release, discharge, removal, disposal, change out, or replacement of polychlorinated biphenyls, transuranics, chromates, trichloroethylene, asbestos, or pentachlorophenol existing or present at LLNL, the Premises, the Program Buildings, the AVLIS Property, or any portion thereof, regardless of whether such portion is transferred and regardless of the time at which such existence or presence becomes known to USEC; provided, however, this subsection shall not apply to the extent that any such material has been introduced to the Premises by USEC after the date of the exercise of the option to acquire the Premises set forth in Section 3.1 hereof. DOE's responsibility under this subsection (e) shall be governed by the Laws and Regulations and the Permits and Licenses in effect at the time the cost or liability for the release, discharge, removal, disposal, change out or replacement of such material is incurred by or imposed on USEC;

                  (f) actions taken or not taken under or pursuant to the M&O Contract, whether based on contract, tort or otherwise, and regardless of whether known or not known by USEC; and

                  (g) any other liability of DOE with respect to the performance of the Work, the Services, or the ownership or operation by DOE or any agent, employee or contractor thereof of LLNL, the Program Buildings, the AVLIS Property, the Intellectual Property or the AVLIS Program except for the liability for infringement claims assumed by USEC in Section 4.4 above.

            Section 7.2 Generation of Waste. Without limiting DOE's obligations under Section 5.13, until but not subsequent to the exercise by USEC of the option to acquire the Premises provided in Section 3.1(d), DOE (i) shall manage, process, distribute, use, treat, store, dispose of, transport and handle all Materials of Environmental Concern, and (ii) shall control the rate of generation of wastes (including hazardous, low level, and mixed waste) and types of wastes to be generated in the performance of the Work and the provision of the Services, in each case consistent with the conditions and requirements contained within: (1) existing and future Laws and Regulations (including Environmental Laws), Permits and Licenses, and environmental agreements; (2) the LLNL site-wide EIS/EIR and other existing or future NEPA documentation; and (3) other constraints applicable to all waste generators on site at LLNL.

            Section 7.3 Decontamination and Decommissioning. Except as provided in this Section 7.3, DOE shall remain responsible for all costs associated with the decontamination and decommissioning, as defined in the Act, of AVLIS facilities. If USEC's use or operation of AVLIS facilities increases the costs paid by DOE, exclusive of internal DOE overhead costs and the costs of work performed by DOE employees, for the decontamination and decommissioning of the AVLIS facilities over that which DOE would have incurred in the absence of such use or operation, then USEC shall reimburse DOE for such increased costs incurred.

            Section 7.4 DOE Liabilities. DOE agrees to retain liability for and to reimburse USEC to the extent USEC incurs or becomes liable for any and all costs and expenses (including reasonable attorney's fees), claims, damages, injunctions, orders, judgments and penalties which are attributable to or arising out of actions taken or omissions by DOE or its agents, employees, or contractors (other than USEC) with respect to the operation, occupation or use of, or activities at, LLNL, the Program Buildings, the AVLIS Property, the AVLIS Program or any portion of any of them, after the date hereof.

            Section 7.5 USEC Liabilities. USEC agrees to retain liability for and to reimburse DOE to the extent DOE incurs or becomes liable for any and all costs and expenses (including reasonable attorneys fees), claims, damages, injunctions, orders, judgments and penalties which are attributable to or arising out of actions taken by USEC or its agents, employees, or contractors (other than DOE or the M&O Contractor) with respect to operation, occupation or use of, or activities at, LLNL, the Program Buildings, the AVLIS Property, the AVLIS Program or any portion of any of them, after the date hereof.

            Section 7.6 Right to Defend. Promptly after receipt by a party entitled to reimbursement pursuant to this Article VII of notice of any claim or the commencement of any action, such party shall notify the other party of the claim or commencement of an action. The party liable for reimbursement shall have the right to participate in the defense of any third party claim or action through counsel of its own selection at its own expense; provided, that regardless of which party assumes the defense of a third party claim or action, neither party shall settle or compromise any such claim or action without the consent of the other party, which consent shall not be withheld unreasonably. The party entitled to reimbursement shall, at the expense of the party liable, cooperate to make available to the party liable all pertinent information under the control of the party entitled to reimbursement and shall make appropriate personnel reasonably available in connection with such claims.


                                  ARTICLE VIII
                              INSURANCE AND DAMAGE

            Section 8.1 Insurance. USEC will not be required to have any insurance coverage. However, after privatization of USEC as contemplated by the Act, USEC will maintain worker's compensation, employer's liability, comprehensive general liability (bodily injury), and comprehensive automobile liability (bodily injury and property damage) insurance in commercially reasonable amounts.

            Section 8.2 Partial or Total Casualty to the Program Buildings or AVLIS Property. If all or a part of the Program Buildings or AVLIS Property are damaged or destroyed not due to the fault or negligence of USEC, its agents, employees, contractors, or subcontractors (other than DOE or its agents, employees, contractors or subcontractors) prior to USEC's exercise of the options set forth in Section 3.1 with respect to such property, USEC will have the option to require DOE to repair or rebuild such casualty.


                                   ARTICLE IX
                         PRICE-ANDERSON INDEMNIFICATION

            DOE represents, warrants and covenants that the indemnification clause contained in Article XVII of the M&O Contract is and will continue to be effective as to all activities or things performed or provided in connection with the Work or the Services, and that USEC would be an indemnified person under such clause to the same extent as the University (as defined in the M&O Contract) or any other Person. DOE shall furnish evidence of such effectiveness at any time upon request of USEC.


                                    ARTICLE X
                                    OVERSIGHT

            Section 10.1 Environment, Safety, And Health. Activities performed in connection with the Work and the Services shall comply with applicable Laws and Regulations and the terms and conditions of applicable Permits and Licenses.

            Section 10.2 Emergencies. DOE and USEC shall have the right to stop the Work or any portion thereof whenever there exists a situation that jeopardizes personnel or public health or safety, without the approval of the other party. If time permits, immediate notice of the circumstances requiring cessation of Work or any portion thereof shall be given to the other party prior to the issuance of a stop work order. DOE will determine when work resumption is safe for personnel, and/or the facility can be approved for restart. If the risk is to property only, DOE may allow USEC to accept the financial risk provided the deficiencies are to be corrected while the facility is continuing operations.

            Section 10.3 DOE Oversight.

                  (a) DOE will assure that its employees, agents, contractors and subcontractors (including the M&O Contractor) shall comply with applicable Laws and Regulations and the terms and conditions of applicable Permits and Licenses, including with respect to the environment, health and safety, quality assurance (limited to ES&H QA), classification, safeguards, and security in the performance of the Work and the provision of Services.

                  (b) Until Program Termination, USEC shall pay to DOE a fee of $200,000.00 each Fiscal Year (pro-rated for partial Fiscal Years) to cover the costs of administration of this Agreement and of providing oversight as provided in this Section 10.3. This fee will be included in the Budget.

            Section 10.4 New/Modified Operations. DOE approval shall be obtained prior to initial operations of new facilities, processes or safety-significant modifications of existing Program Buildings or processes, such approval not to be withheld unreasonably.


                                   ARTICLE XI
                                 REPRESENTATIVES

            Section 11.1 DOE AVLIS Manager. DOE appoints its AVLIS Manager at LLNL as its on-site representative ("DOE AVLIS Manager") with authority to act on behalf of DOE with respect to the Work and the Services other than modifications of this Agreement pursuant to Article XII hereof. DOE may designate a different DOE AVLIS Manager at any time. Within thirty (30) days thereafter, DOE shall provide notice thereof to USEC.

            Section 11.2 USEC AVLIS Manager. USEC shall appoint a person as its on-site representative ("USEC AVLIS Manager") with authority to act on behalf of USEC with respect to the Work and the Services other than modifications of this Agreement pursuant to Article XII hereof. USEC may designate a different USEC AVLIS Manager at any time. Within thirty (30) days thereafter, USEC shall provide notice thereof to DOE.


                                   ARTICLE XII
                         MODIFICATIONS AND PRIVATIZATION

            Section 12.1 Amendments. Except for the changes made pursuant to
Article VI and Section 12.2 hereof, no change, amendment or modification of this Agreement shall be valid or binding unless such change, amendment or modification is described in a writing and is duly executed and consented to by the Secretary of Energy or any person authorized by the Secretary of Energy to provide such consent, and by the Chief Executive Officer of USEC or any person authorized by the Board of Directors of USEC to provide such consent.

            Section 12.2 Privatization.

                  (a) In the event USEC is privatized as contemplated by the Act, this Agreement will be changed, amended or modified as provided in such privatization plan and otherwise shall remain in full force and effect according to its terms. USEC will notify DOE promptly after the adoption of a resolution by the Board of Directors of USEC authorizing a transaction to privatize USEC.

                  (b) In the event USEC is privatized as contemplated by the Act or the AVLIS Program, the AVLIS Property, or the Intellectual Property is transferred to a private corporation as contemplated by the Act, and the duties and obligations of USEC are assumed by a private corporation pursuant to such privatization or transfer, this Agreement shall survive such privatization and be transferred to such private corporation without the need for DOE or USEC to take any further action under this Agreement or otherwise. In such event, the name of such private corporation shall be substituted for that of USEC in this Agreement. In addition, DOE and USEC shall take whatever further action is required to transfer to such private corporation any memorandum of agreement or other agreements, instruments or documents related to this Agreement and entered into by DOE and USEC on or after the date hereof which cannot be transferred to such private corporation by the operation of their terms.


                                  ARTICLE XIII
                                   ASSIGNMENTS

            Section 13.1 Assignment by DOE. DOE shall not have the right to assign this Agreement or any portion hereof and any such assignment shall be void. This Agreement and the obligations of DOE hereunder shall survive transfer of DOE's operations at LLNL, in whole or in part, to any other Person. DOE shall not subcontract or delegate any Work or the Services to any M&O Contractor other than the Regents without the consent of USEC, such consent not to be withheld unreasonably. No subcontracting or delegation of the Work or the Services to the M&O Contractor or any other person shall relieve DOE of any of its obligations or liabilities hereunder.

            Section 13.2 Assignment by USEC.

                  (a) USEC shall not have the right to assign this Agreement or any portion hereof and any such assignment shall be void; except that, as provided by the Act, USEC may be substituted under this Agreement by (i) a successor in interest, (ii) a private corporation formed or caused to be formed by USEC for the purpose of commercializing AVLIS, or (iii) any Person to whom USEC transfers its rights to commercialize the AVLIS Program, which in the case of (i), (ii) or (iii) assumes all of the duties and obligations of USEC under this Agreement.

                  (b) With the consent of DOE, which shall not be withheld unreasonably, USEC shall have the right to exercise its rights or perform its duties under this Agreement through one or more agents or contractors for the same, and to assign such rights and delegate such duties to such agent or contractor as USEC may elect. No such assignment or delegation shall be deemed an assignment of this Agreement.

                  (c) Nothing in this Section 13.2 shall be deemed to restrict USEC's right to sell, assign, license or otherwise transfer any Intellectual Property or to sell, assign, lease, or otherwise transfer any item of AVLIS Property upon exercise of any of the options described in Section 3.1 with respect to such item of AVLIS Property.


                                   ARTICLE XIV
                              CONFIDENTIAL MATTERS

            Section 14.1 Proprietary Information; FOIA.

                  (a) Except as provided in this Agreement (including the reservation of a license to use the Intellectual Property and the Records for Governmental Purposes as provided in Sections 3.3(c) and 4.3(b)), DOE shall not, without the prior written approval of USEC: (i) utilize any Proprietary Information for any purpose other than for the purpose of performing the Work;
(ii) disclose, permit disclosure of, provide access to, release, or disseminate, by any means, any Proprietary Information, to any other Person (except as contemplated by this Agreement for the performance of the Work); (iii) provide access to any Pro-prietary Information to any Representative of DOE or any other Person affiliated in any way with DOE that is not necessary for the purposes of performing the Work; or (iv) disclose Proprietary Information to any DOE employee who is not subject to 18 U.S.C. Section 1905; provided, however, that DOE may disclose USEC designated Proprietary Information to the extent such disclosure may be lawfully required, and provided that, prior to such disclosure, DOE gives USEC prompt notice of the required disclosure so that USEC may take whatever action it deems appropriate, including the intervention in any proceeding and the seeking of an injunction to prohibit such disclosure.

                  (b) "Proprietary Information" means all information in any form or medium, written, oral, or electronic, (i) transferred to USEC pursuant to the terms of this Agreement, (ii) generated in the course of the Work, or
(iii) identified or marked by USEC as Proprietary Information or business confidential information which is furnished to DOE or any employee, agent or contractor thereof in connection with this Agreement by or on behalf of USEC or any of its directors, officers, employees, agents, contractors, accountants or other representatives, and (iv) those portions of any analyses, compilations, studies, reports, presentations or other instruments, prepared by DOE or its employees, agents, contractors, sub contractors, or other representatives ("Representatives") that contain, or are based in whole or in part, on information described in (i) through (iii) above. "Proprietary Information" shall not include information which: (x) is or becomes generally available to the public other than as result of disclosure by DOE or its Representatives; (y) is hereafter received by DOE from a third Person who has the right to disclose such information; or (z) is independently developed by any Representative of DOE who has not had access at any time to Proprietary Information in the possession of DOE.

                  (c) Upon USEC's written request and in accordance with its directions, and subject to Section 3.3(c), Proprietary Information (including all copies thereof made by a recipient) shall be returned to USEC or destroyed with written confirmation of same provided to USEC.

                  (d) Without limitation to subsection (a) above, the current AVLIS classification guidance will remain in effect until USEC proposes, and DOE agrees to, new guidelines. DOE will safeguard Proprietary Information from unauthorized access, disclosure, modification or destruction in accordance with applicable DOE classification, security regulations, orders and directives, and in accordance with the requirements of this Article XIV.

                  (e) At USEC's request, DOE shall obtain from an authorized officer of the M&O Contractor a written acknowledgement, for itself, its employees, agents, and subcontractors, of the requirements of this Article XIV.

                  (f) The M&O Contractor shall mark all work product of the M&O Contractor produced in connection with the Work as the proprietary and business confidential information of USEC.

                  (g) DOE shall develop and implement procedures acceptable to USEC for marking and protecting Proprietary Information and business confidential information from public release as provided in this Article XIV.

                  (h) Prior to privatization of USEC as contemplated by the Act, USEC shall have responsibility for all requests for information under FOIA relating to the AVLIS Program or the transactions contemplated by this Agreement, and DOE promptly shall refer any such FOIA requests received by it to USEC. Following such privatization, DOE shall consult with USEC with respect to any FOIA request it receives relating to the AVLIS Program or the transactions contemplated by this Agreement.

                  (i) The parties acknowledge that, notwithstanding Sections 3.3(c) and 4.3(b), any USEC information or records (including Proprietary Information and the Records) located at LLNL or any other DOE facility are the property of USEC, and that such information or records are provided by USEC to DOE for the convenience of performing the Work and the provision of the Services. Information or records generated in the course of the Work that may constitute government-owned records under the M&O Contract shall be deemed the property of USEC.

                  (j) USEC designates this Agreement business confidential information and DOE will coordinate any FOIA response with USEC.

            Section 14.2 Security.

                  (a) USEC will follow DOE guidelines for classification, safeguards, and security requirements.

                  (b) Both USEC and DOE approval will be required for all third-party visitors to AVLIS facilities at LLNL.

                                   ARTICLE XV
                              COMPLIANCE WITH NEPA

            Section 15.1 Joint Effort; Lead Agency. Until the date of privatization of USEC as contemplated by the Act, compliance with the National Environmental Policy Act relative to any actions taken pursuant to or contemplated by this Agreement will be achieved with a joint effort between DOE and USEC, with USEC as the Lead Agency and DOE as the Cooperating Agency.

            Section 15.2 Costs. DOE and USEC each will bear its own costs and expenses incurred in connection with compliance with the National Environmental Policy Act.


                                   ARTICLE XVI
                                  MISCELLANEOUS

            Section 16.1 Entire Agreement. This Agreement contains the entire understanding of DOE and USEC with respect to the subject matter of this Agreement, and supersedes all agreements entered into by DOE and USEC prior to the date hereof with respect to the subject matter of this Agreement. There are no other oral or written understandings, terms or conditions and neither DOE nor USEC has relied upon any representation or statement, express or implied, which is not contained in this Agreement.

            Section 16.2 Notices. In order to be effective, any notice, demand, offer, response, request or other communication made with respect to this Agreement by either DOE, the M&O Contractor, or USEC must be in writing and signed by the one initiating the communication and must be hand-delivered or sent by registered letter, telefax or by a recognized overnight delivery service that re-quires evidence of receipt at the addresses for such communication given below:

For DOE:

James M. Turner, Ph.D.
Acting Manager
U. S. Department of Energy
Oakland Operations Office
1301 Clay Street
Oakland, CA 94612-5208
Fax: (510) 637-2012

For the M&O Contractor:

James Early
Program Leader
Isotope Separation and Advanced
  Manufacturing Technology Program
Lawrence Livermore National
  Laboratory
P. O. Box 808, L466
7000 East Avenue
Livermore, CA 94550-9234
Fax:  (510) 423-7651

For USEC:

J. William Bennett
Vice President
United States Enrichment Corporation
2 Democracy Center
6903 Rockledge Drive
Bethesda, MD  20817
Fax:     (301) 564-3201

DOE, the M&O Contractor and USEC have the right to change the place to which communications are sent or delivered by similar notice sent or delivered. The effective date of any communication shall be the date of the receipt of such communication by the addressee.

            Section 16.3 Severability. The invalidity of one or more phrases, sentences, clauses, subsections, sections or articles contained in this Agreement shall not affect the validity of the remaining portions of this Agreement so long as the material purposes of this Agree-ment can be determined and effectuated. If such invalidity alters the fundamental allocation of risks or benefits or the rights and obligations of DOE or USEC contemplated in this Agreement, DOE and USEC will use their best efforts to negotiate in good faith to restructure this Agreement to reflect its original purposes.

            Section 16.4 No Waiver.

                  (a) The failure of either DOE or USEC to rely upon any of the provisions of this Agreement or to require compliance with any of its terms at any time shall in no way affect the validity of this Agreement or any part thereof, and shall not be deemed a waiver of the right of DOE or USEC, as the case may be, to rely upon or require compliance with any and each such provision at a different time.

                  (b) Nothing in this Agreement should be construed as a waiver of any right, title or interest in and to property owned by DOE or by the United States Government relating to Alternative Technologies as provided in the Act.

            Section 16.5 Applicable Law. This Agreement will be governed and construed in accordance with the federal laws of the United States of America.

            Section 16.6 Binding Nature of Agreement. This Agreement will inure to the benefit of and will be binding upon the Government of the United States, DOE and USEC and their respective successors and assigns permitted by Article XIII.

            Section 16.7 Agreement not Joint Venture. Nothing contained in this Agreement will be construed as creating or establishing a joint venture or partnership between or among DOE, the M&O Contractor and USEC.

            Section 16.8 Further Assistance. DOE and USEC will provide such information, execute and deliver any agreements, instruments and documents and take such other actions as may be reasonably necessary or required, which are not inconsistent with the provisions in this Agreement and which do not involve the assumption of obligations other than those provided for in this Agreement, in order to give full effect to this Agreement and to carry out its intent and the intent of the Act.

            Section 16.9 Survival. This Agreement shall survive the expiration, conclusion or termination of the Work and the Services.

            Section 16.10 No Rights in Others. Except as provided in Section
12.2 and Section 13.2, this Agreement is intended only to improve the internal management of the United States Government, and is not intended to create any right or benefit, substantive or procedural, enforceable by a party against the United States, its agencies or instrumentalities (including DOE and USEC), officers or employees of the United States Government, or any other person.

            Section 16.11 Payment Obligations.

                  (a) DOE's obligations to make payments to USEC under this Agreement are subject to the availability of appropriated funds. DOE will use its best efforts, consistent with Laws and Regulations, to make such payments from existing appropriations (including reprogramming funds). If such payments cannot be made by DOE from existing appropriations, DOE will use its best efforts to request such additional appropriations as are needed from the Congress of the United States in order to make such payments.

                  (b) Unless and until USEC is privatized as contemplated by
Section 1502 of the Act or the AVLIS Program is transferred to a private corporation as contemplated by Section 1604 of the Act, USEC's obligations to make payments to DOE under this Agreement are subject to the availability of appropriated funds.

                  (c) This Section 16.11 does not limit either party's rights as provided for in the Act.

            IN WITNESS WHEREOF, DOE and USEC have caused this Agreement to be executed and delivered as of April 27, 1995, and hereby affix the signatures of their duly authorized representatives:



/s/ James M. Turner
------------------------------------
James M. Turner, Ph.D.
ACTING MANAGER
OAKLAND OPERATIONS OFFICE
UNITED STATES DEPARTMENT OF ENERGY

AND


/s/ George P. Rifakes
------------------------------------
George P. Rifakes
EXECUTIVE VICE PRESIDENT, OPERATIONS
UNITED STATES ENRICHMENT CORPORATION

                               AMENDMENT FY98-1

                                    TO THE
                            MEMORANDUM OF AGREEMENT
                                      FOR
                         TRANSFER AND FUNDING OF AVLIS
                                  BETWEEN THE
                      UNITED STATES DEPARTMENT OF ENERGY
                                    AND THE
                     UNITED STATES ENRICHMENT CORPORATION


THE MEMORANDUM OF AGREEMENT ("Agreement") that was entered into on April 27, 1995, and most recently amended on July 1, 1997, between the UNITED STATES DEPARTMENT OF ENERGY ("DOE") and the UNITED STATES ENRICHMENT CORPORATION ("USEC"), is hereby amended as follows:


     1. Beginning on October 1, 1997 and ending on the date of USEC privatization or when the amount transferred in (b) below has been expended, whichever occurs first,

          (a) Sections 5.2(b), 5.2(e), 5.2(f), 5.5(d), and 7.3 are hereby suspended;

          (b) the monthly advance payment requirements contained in Section 5.2(d) of the Agreement will be replaced by a transfer from USEC to DOE of an amount not to exceed $60,000,000, as specified in Section 509 of the 1998 Energy and Water Development Appropriations Act, P.L. 105-62, for AVLIS demonstration and development activities; and

          (c) DOE shall fund the Work and Services, as described in the most recent approved Statement of Work and Budget, and shall be responsible for all costs associated with the termination of all or part of the Work or Services and the decontamination and decommissioning of the AVLIS facilities.

     2. After the funds transferred pursuant to P.L. 105-62 have been expended or privatization happens, whichever occurs first, (i) the Sections in 1.(a) above are reinstated; (ii) AVLIS funding will be provided by USEC, or a new entity (the "privatized" USEC), in accordance with the requirements of Section 5.2(d); and (iii) responsibility for funding the Work and Services, for termination costs, and for decontamination and decommissioning of the AVLIS facilities will be in accordance with the Agreement including the reinstated Sections as specified in 2.(i).

     3. Section 1.1 definitions of Work and Services are amended by adding at the end of each "and shall include any Work (Services) funded by DOE pursuant to Section 509 of the 1998 Energy and Water Development Appropriations Act."

     4. All other terms and conditions of the Agreement shall remain in full force and effect.

     5.   The effective date of this Amendment is October 1, 1997.

     MOA Amendment FY98-1. page 2




     IN WITNESS WHEREOF, and intending to be legally bound, DOE and USEC have caused this Amendment to the Agreement to be executed and delivered upon the latter date of the signature of the two parties, and hereby affix the signatures of their duly authorized representatives.



/s/ JAMES M. TURNER  10/24/97                /s/ GEORGE P. RIFAKES     10/23/97
-----------------------------                ----------------------------------
James M. Turner, Ph.D.  Date                 George P. Rifakes          Date
Manager                                      Executive Vice President
Oakland Operations Office                    U.S. Enrichment Corporation
U.S. Department of Energy